Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No  333-192517 on Form F-3 of our report dated April 27, 2012 (April 3, 2013 as to the effects of the reverse stock split described in Notes 1 and 11), relating to the  consolidated financial statements of Paragon Shipping Inc. and subsidiaries (the "Company") for the year ended December 31, 2011 appearing in this Annual Report on Form 20-F of the Company for the year ended December 31, 2013.

/s/ Deloitte Hadjipavlou, Sofianos & Cambanis S.A.
March 27, 2014
Athens, Greece